Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-125862, 333-107659, 333-73904,
333-55978, 333-53446, 333-32096 and 333-32092) and Form S-3 (No. 333-65923) of Hanover Compressor Company of our reports dated April 24, 2006 and April 22, 2005, with respect to the financial statements of Wilpro Energy Services (El Furrial) Limited, included in this Annual Report (Form 10-K/A) for the year ended December 31, 2005.
/s/ Ernst & Young LLP
Tulsa, Oklahoma
June 7, 2006